QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
Haggar Corp.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

Haggar Corp.
6113 Lemmon Avenue
Dallas, Texas 75209

, 2003

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Haggar Corp. (the "Company") to be held on                        , 2003, at            (local time), in the Haggar Corp. Conference Center, 6113 Lemmon Avenue, Dallas, Texas 75209. Please find enclosed a notice to stockholders, a Proxy Statement describing the business to be transacted at the meeting, a BLUE proxy for use in voting at the meeting and an annual report for the Company.

        At the annual meeting, you will be asked (i) to elect two Class I directors of the Company; (ii) to ratify the selection of PricewaterhouseCoopers LLP as the independent accountants for the Company for the fiscal year ending September 30, 2003; and (iii) to act upon such other business as may properly come before the annual meeting or any adjournment(s) or postponement(s) thereof.

        Kahn Brothers & Co., Inc., Kahn Brothers & Co. Profit Sharing Plan & Trust, Thomas G. Kahn and Mark E. Schwarz (the "Opposing Stockholders") have filed proxy materials and commenced a proxy contest in opposition to the director nominees recommended by the Company's Board of Directors. The Opposing Stockholders will be seeking your support to elect their two nominees. We urge you to reject the nominees of the Opposing Stockholders and not to sign any proxy they may send you.

        We hope that you will be able to attend the annual meeting, and we urge you to read the enclosed Proxy Statement before you decide to vote. Whether or not you plan to attend, please complete, sign, date and return the enclosed BLUE proxy as promptly as possible. It is important that your shares be represented at the meeting.

Very truly yours,
J. M. Haggar, III Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT

        All stockholders are cordially invited to attend the annual meeting in person. However, to ensure your representation at the meeting, you are urged to complete, sign, date and return, in the enclosed postage paid envelope, the enclosed BLUE proxy as promptly as possible. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

        Many of the Company's stockholders hold their shares in "street-name" in the name of a brokerage firm or bank. If you hold your shares in "street-name," please note that only your brokerage firm or bank can sign a proxy on your behalf, and only upon receipt of your specific instructions. The Board of Directors urges you to contact the person responsible for your account today, and instruct them to execute a BLUE proxy in favor of the Board of Directors' nominees.

Haggar Corp.
6113 Lemmon Avenue
Dallas, Texas 75209

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD                          , 2003

To Our Stockholders:

        NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders (the "Annual Meeting") of Haggar Corp. (the "Company") will be held in the Haggar Corp. Conference Center, 6113 Lemmon Avenue, Dallas, Texas 75209, on the            day of                        , 2003, at            (local time), for the following purposes:

  1.
  To elect two Class I directors to serve until the expiration of their terms and until their successors are duly elected and qualified or until their earlier death, resignation or removal from office;

  2.
  To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending September 30, 2003; and

  3.
  To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

        Stockholders of record at the close of business on Friday, February 7, 2003 (the "Record Date"), are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) or postponement(s) thereof. Only holders of record of the Company's common stock, par value $0.10 per share, at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting.

        You are cordially invited to attend the Annual Meeting in person.

        Whether or not you expect to attend the meeting, please mark, sign, date and return the enclosed BLUE proxy promptly in the enclosed postage paid envelope. If you attend the meeting, you may revoke your BLUE proxy and vote in person.

        Your Board of Directors also urges you not to sign any proxy sent to you by Kahn Brothers & Co., Inc., Kahn Brothers & Co. Profit Sharing Plan & Trust, Thomas G. Kahn and Mark E. Schwarz (the "Opposing Stockholders"). Even if you have previously signed a proxy sent to you by the Opposing Stockholders, you can revoke that earlier proxy and vote for the Board of Directors' nominees by signing, dating and returning the enclosed BLUE proxy in the enclosed postage paid envelope.

By Order of the Board of Directors,
David M. Tehle Secretary

Dated:                        , 2003

Haggar Corp.
6113 Lemmon Avenue
Dallas, Texas 75209

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD                        , 2003

INTRODUCTION

        This Proxy Statement is furnished to holders of common stock, par value $0.10 per share ("Common Stock"), of Haggar Corp., a Nevada corporation (the "Company"), in connection with the solicitation of the accompanying BLUE proxy on behalf of the Board of Directors of the Company (the "Board") for use at the 2003 annual meeting of the Company's stockholders (the "Annual Meeting") and at any adjournment(s) or postponement(s) thereof. The Annual Meeting will be held in the Haggar Conference Center, 6113 Lemmon Avenue, Dallas, Texas, on                        ,                         , 2003, at            (local time), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice"). When BLUE proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon. If no direction is indicated on the BLUE proxy, the shares represented thereby will be voted for the election of the Board's nominees as directors and in favor of the other proposal set forth in the Notice.

        On November 27, 2002, Kahn Brothers & Co. Profit Sharing Plan & Trust, through its co-trustees, notified the Company of its intention to nominate its own slate of Class I directors at the Annual Meeting. Kahn Brothers & Co., Inc., Kahn Brothers & Co. Profit Sharing Plan & Trust, Thomas G. Kahn and Mark E. Schwarz (the "Opposing Stockholders") have filed proxy materials with the Securities and Exchange Commission (the "SEC") indicating that they intend to solicit stockholders in support of their slate of directors. Your current Board opposes the Opposing Stockholders' slate of directors and is soliciting votes FOR the Board's slate of directors.

        Mellon Investor Services is assisting us in this solicitation of proxies. Questions or requests for material can be directed to Mellon at:

Mellon Investor Services
44 Wall Street, 7th Floor
New York, New York 10005

Call Toll Free: 877-HAGGAR-1 (877-424-4271)
Fax: 201-373-5387

        The Board urges you not to sign any proxy sent to you by the Opposing Stockholders, including the WHITE proxy. If you have already done so, you may revoke your previously signed proxy by delivering a written notice of revocation or a later dated BLUE proxy in the enclosed envelope.

        It will not help your Board to return any proxy sent to you by the Opposing Stockholders marked to indicate that you "abstain" from voting for the Opposing Stockholders' nominees. The only way to support your Board's nominees is to vote "FOR" the Board's nominees on the enclosed BLUE proxy.

        Many of the Company's stockholders hold their shares in "street-name" in the name of a brokerage firm or bank. If you hold your shares in "street-name," please note that only your brokerage firm or bank can sign a proxy on your behalf, and only upon receipt of your specific instructions. The Board urges you to contact the person responsible for your account today, and instruct them to execute a BLUE proxy in favor of the Board's nominees.

        If you hold your shares in more than one type of account or if your shares are registered differently, you may receive more than one BLUE proxy. Please sign and return all BLUE proxies that you receive.

        This Proxy Statement and the accompanying BLUE proxy are first being mailed to stockholders on or about                        , 2003.

REVOCABILITY OF PROXIES

        If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares can be voted only if you have returned a properly signed proxy or are represented by another proxy. The enclosed BLUE proxy, even though executed and returned, may be revoked at any time prior to the voting of the BLUE proxy by giving written notice of revocation to the Secretary of the Company or by executing and delivering to the Secretary of the Company a BLUE proxy bearing a later date. However, no such revocation will be effective until notice thereof has been received by the Company at or before the Annual Meeting. Mere attendance at the Annual Meeting will not revoke the BLUE proxy.

METHOD AND COSTS OF SOLICITATION

        This solicitation of BLUE proxies is made by and on behalf of the Board and will be conducted primarily by mail. In addition to the use of mail, the directors and certain executive officers of the Company may solicit the return of proxies by telephone, facsimile, other electronic media or through personal contact. Such directors and executive officers will not be additionally compensated but will be reimbursed for out-of-pocket expenses. The Company has engaged Mellon Investor Services to serve as its proxy solicitor. Pursuant to the Company's agreement with Mellon, Mellon will provide various proxy advisory and solicitation services for the Company in exchange for a fee not to exceed $                              , plus expenses. The Company has also agreed to indemnify Mellon against certain liabilities in connection with this solicitation. The Company expects that approximately    persons will be employed by Mellon to solicit stockholders. The Company may also request, and reimburse the reasonable fees and expenses of, banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock that those companies hold of record.

        The cost of preparing, printing, assembling and mailing the annual report, the Notice, this Proxy Statement and the enclosed BLUE proxy will be borne by the Company. Although no precise estimate can be made at this time, the Company estimates that the aggregate amount to be spent by the Company in connection with the solicitation of BLUE proxies will be approximately $                               , of which approximately $                                           has been paid as of the date of this Proxy Statement. This amount excludes (i) the salaries of officers and employees of the Company and (ii) the normal expenses of a solicitation for an uncontested election of directors.

        The principal executive offices of the Company are located at 6113 Lemmon Avenue, Dallas, Texas 75209. The Company's mailing address is the same as that of its principal executive offices.

QUORUM AND VOTING

        The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on Friday, February 7, 2003 (the "Record Date"). On the Record Date, there were                        shares of Common Stock outstanding, each of which is entitled to one vote on all matters to be acted upon at the Annual Meeting. The only outstanding voting securities of the Company are shares of Common Stock. There are no cumulative voting rights. The presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. Assuming the presence of a quorum, directors will be elected by a plurality of the votes cast. To approve any other matter to be presented at the Annual Meeting, the number of votes cast in favor of the matter must exceed the number of votes cast in opposition to the matter.

        If a quorum is not present at the Annual Meeting, the holders of a majority of the Common Stock entitled to vote who are present or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time without notice, other than an announcement at the

Annual Meeting of the time and place of the adjourned meeting, until a quorum is present. In addition, under the Company's bylaws the chairman of the Annual Meeting has the power to adjourn the Annual Meeting for any reason from time to time without notice, other than an announcement at the Annual Meeting of the time and place of the adjourned meeting, provided that a new record date is not set. At any such adjourned meeting at which a quorum is present, any business may be transacted that may have been transacted at the Annual Meeting.

        Abstentions and broker non-votes will count in determining if a quorum is present at the Annual Meeting. A broker non-vote occurs if a broker or other nominee attending the meeting in person or submitting a proxy does not have discretionary authority to vote on a particular item and has not received voting instructions with respect to that item. Abstentions and broker non-votes will have no effect on the election of directors and will not be counted as a vote cast in favor of or in opposition to the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountants.

PROPOSAL ONE—ELECTION OF CLASS I DIRECTORS

        The Board is divided into three classes presently consisting of two Class I directors, two Class II directors and two Class III directors. The term of office of the Class I directors expires at the Annual Meeting. The Board has proposed                        and                         as nominees for election at the Annual Meeting as the two Class I directors. If elected, the nominees will serve for three-year terms and until their successors are duly elected and qualified or until their earlier death, resignation or removal from office. Set forth below is certain information concerning the nominees:

Name of Nominee	Age
[information regarding nominees to be completed]

Required Vote and Recommendation

        A plurality of the votes cast at the Annual Meeting is required to elect each nominee. Accordingly, abstentions and broker non-votes will have no effect on the election of directors. Shares represented by BLUE proxies will be voted for the election of the nominees named above unless authority to do so is withheld. The Board has no reason to believe that any nominee will be unable or unwilling to serve if elected. If either nominee should be unable to serve, shares represented by BLUE proxies may be voted for a substitute nominee recommended by the Board.

        The Board recommends that you vote "FOR" each of the Board's nominees. The Board urges you not to respond to any soliciting material that you may receive from the Opposing Stockholders and not to sign or return any proxy sent to you by or on behalf of the Opposing Stockholders.

PROPOSAL TWO—RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

        The Audit Committee of the Board has selected PricewaterhouseCoopers as the independent accountants to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 2003. The Board has determined that it would be desirable to request that the stockholders ratify such selection. PricewaterhouseCoopers served as the Company's independent accountants for the fiscal year ended September 30, 2002, and has reported on the Company's consolidated financial statements for that year. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

        The Audit Committee has the responsibility for selecting the Company's independent accountants, and stockholder ratification is not required. However, the selection is being submitted for ratification at the Annual Meeting with a view towards soliciting the stockholders' opinions, which the Audit

Committee will take into consideration in future deliberations. If the selection of PricewaterhouseCoopers is not ratified at the Annual Meeting, the Audit Committee will consider the engagement of other independent accountants. The Audit Committee may terminate the engagement of PricewaterhouseCoopers as the Company's independent accountants without the approval of the Company's stockholders whenever the Audit Committee deems termination necessary or appropriate.

Required Vote and Recommendation

        Ratification of PricewaterhouseCoopers as the Company's independent accountants for the fiscal year ending September 30, 2003, requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, an abstention will have the same legal effect as a vote against the ratification of PricewaterhouseCoopers, and each broker non-vote will reduce the absolute number, but not the percentage, of affirmative votes necessary for approval of the ratification of PricewaterhouseCoopers. Shares represented by BLUE proxies will be voted for the ratification of PricewaterhouseCoopers as the Company's independent accountants for the fiscal year ending September 30, 2003, unless authority to do so is withheld.

        The Board recommends a vote "FOR" the ratification of the selection of PricewaterhouseCoopers as the Company's independent accountants for the fiscal year ending September 30, 2003.

DIRECTORS

        Set forth below is certain information concerning the directors of the Company:

Name of Director	Age	Title	Director's Term Ending
J.M. Haggar, III	51	Chairman of the Board, Chief Executive Officer and Class II Director	2004
Frank D. Bracken	62	President, Chief Operating Officer and Class III Director	2005
Rae F. Evans	54	Class I Director	2003
Donald E. Godwin	55	Class I Director	2003
Richard W. Heath	60	Class II Director	2004
John C. Tolleson	54	Class III Director	2005

        J.M. Haggar, III has served as Chairman of the Board since 1994 and Chief Executive Officer of the Company since 1990. He has been a director of the Company since 1983. He also served as President of the Company from 1990 to 1994 and as President of the Menswear Division from 1985 to 1990. Mr. Haggar joined the Company on a part-time basis in 1969 and on a full-time basis in 1973. During the course of his career with the Company, Mr. Haggar has participated in virtually every aspect of the business, including three years in the Manufacturing Division, two years as the Dallas Service Center Manager, one year in the Sales Division and six years in the Marketing and Merchandising Division.

        Frank D. Bracken has served as a director of the Company since 1991. He was elected President and Chief Operating Officer of the Company in 1994. Mr. Bracken previously served as Executive Vice President of Marketing of the Company from 1991 to 1994. He joined the Company as a management trainee in 1963 and has served as a Regional Sales Manager, Western Sales Manager, National Sales Manager, Senior Vice President of Sales and Merchandising and Senior Vice President of Marketing.

        Rae F. Evans has served as a director of the Company since 1994. Since January 1, 2003, she has served as President and Chief Executive Officer of Evans Capitol Group, a firm specializing in Washington public policy and corporate strategies. Ms. Evans formerly served as President of Evans &

Black, Inc., beginning in 1999, and, prior to that time, as the President of Rae Evans & Associates, beginning in 1995, both of which are predecessors of Evans Capitol Group. Ms. Evans is a former Director of Brinker International and was recently elected to the Board of Directors of the Ladies Professional Golf Association. Ms. Evans, prior to establishing her firm, held senior government relations positions at both Hallmark Cards, Inc. and CBS Inc. She is a past President of the Business-Government Relations Council, a business group of senior government affairs representatives of Fortune 500 companies.

        Donald E. Godwin has served as a director of the Company since May 2002. He is the Chairman and Chief Executive Officer of Godwin Gruber, L.L.P., a Dallas-based law firm founded by Mr. Godwin and others in 1980. Mr. Godwin is board certified by the Texas Board of Legal Specialization in Civil Trial Law and is a member of the American Board of Trial Advocates. Mr. Godwin is a past chairman of the Antitrust and Trade Regulation Section of the Dallas Bar Association.

        Richard W. Heath has served as a director of the Company since 1991. He has served as President and Chief Executive Officer of BeautiControl Cosmetics, Inc., a direct seller of cosmetic, nutritional, and skin care products, since its inception in 1981. In 2000, Mr. Heath was also named Senior Vice President of Beauty and Nutritional Products for Tupperware Corporation in connection with Tupperware's acquisition of BeautiControl. In September 2002, Mr. Heath also became Group President Tupperware Latin America and BeautiControl. He has over 30 years of experience in the direct sales industry. Mr. Heath currently serves as a lifetime member of the Board of Directors of The Episcopal School of Dallas and as a member of The Dallas Methodist Hospitals Foundation Board of Trustees. Mr. Heath has formerly served as a member of the Executive Board of the Edwin L. Cox School of Business at Southern Methodist University, a member of the Dallas County Advisory Board of the Salvation Army, Vice Chairman of the Board of Directors of The Episcopal School of Dallas, Commissioner of the Texas Parks and Wildlife Commission, a member of the Harvard University Divinity School Dean's Council and a member of the National Advisory Council for the Center for the Study of Values in Public Life.

        John C. Tolleson has served as a director of the Company since 1998. Since 1997, he has been the Chairman of The Tolleson Group and Managing Director of Arena Capital Partners, both private investment firms. Mr. Tolleson founded First USA, Inc. in 1985 and served as its Chairman and Chief Executive Officer until its merger with Banc One Corporation in 1997. Mr. Tolleson is also a member of the Board of Trustees of Southern Methodist University and Southwestern Medical Foundation. In addition, he is a member of the Edwin L. Cox School of Business Executive Board and the Dallas County Advisory Board of the Salvation Army and is a member of the boards of directors of The Willis M. Tate Distinguished Lecture Series and SMU's John Godwin Tower Center for Political Studies.

Corporate Governance; Board Committees; and Meetings

        Beginning in the Spring of 2002, the Company began an initiative to evaluate its current corporate governance policies and practices and to institute changes in its corporate governance practices to comply with current and proposed corporate governance requirements under the Sarbanes-Oxley Act of 2002 and rules proposed by the Nasdaq Stock Market, Inc. In connection with this initiative, the Board has, among other things:

  •
  retained Institutional Shareholder Services to provide counsel and recommendations regarding the Company's corporate governance practices;

  •
  reconstituted its Nominating Committee to include only independent directors and to serve as the Nominating & Governance Committee;

  •
  adopted the following policies and charters:
  •
  Corporate Governance Guidelines pertaining to, among others, director qualification standards, director responsibilities, Board committees, director compensation, orientation and continuing education and annual performance evaluation of the Board;

  •
  Corporate Code of Business Conduct and Ethics;

  •
  Code of Ethics for the CEO, CFO, Principal Accounting Officer and Senior Financial Officer;

  •
  Nominating & Governance Committee Charter;

  •
  Amended and Restated Audit Committee Charter; and

  •
  Compensation Committee Charter; and
  •
  evaluated and updated the following existing policies:
  •
  Insider Trading Policies;

  •
  Policy Regarding Special Trading Procedures;

  •
  Policy on Compliance with Short-Swing Trading and Reporting Laws; and

  •
  Document Retention Policy.

        Standing committees of the Board include the Executive Committee, Audit Committee, Compensation Committee and Nominating & Governance Committee.

        The Executive Committee is composed of Messrs. Heath (chairman), Haggar and Tolleson. Pursuant to the Company's bylaws, between meetings of the Board the Executive Committee has the full power and authority of the Board in the management of the business and affairs of the Company, except to the extent limited by Nevada law. The Executive Committee did not meet during fiscal 2002.

        The Audit Committee is composed of Messrs. Tolleson (chairman) and Heath and Ms. Evans. The purposes of the Audit Committee are:

  •
  to oversee the quality and integrity of the financial statements and other financial information the Company provides to any governmental body or the public;

  •
  to oversee the Company's compliance with legal and regulatory requirements;

  •
  to oversee the independent accountants' qualifications and independence;

  •
  to oversee the performance of the Company's independent accountants;

  •
  to oversee the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established;

  •
  to establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls, and other auditing matters and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

  •
  to provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board, always emphasizing that the independent accountants are accountable to the Audit Committee; and

  •
  to perform such other duties as are directed by the Board.

The role and other responsibilities of the Audit Committee historically have been set forth in the charter of the Audit Committee. The Audit Committee reviews and reassesses the adequacy of its charter annually and recommends any proposed changes to the Board for approval. In January 2003, the Board approved the amendment and restatement of the Audit Committee Charter to read as set forth in Appendix A attached to this Proxy Statement. The Board has determined that each of Messrs. Tolleson and Heath and Ms. Evans meet the current and proposed independence and experience requirements of the Nasdaq Stock Market and applicable rules and regulations of the SEC. None of the Audit Committee members satisfy the requirements for a "financial expert," as currently proposed by the SEC. While a financial expert is not currently required to be on the Audit Committee, as part of its corporate governance initiative the Company is actively searching for an additional Board member who the Company believes substantially meets the proposed requirements for a "financial expert" for inclusion on the Audit Committee. The Audit Committee held six meetings during fiscal 2002.

        The Compensation Committee is composed of Mr. Heath (chairman) and Ms. Evans. The Board has determined that each of Mr. Heath and Ms. Evans meet the current and proposed independence requirements of the Nasdaq Stock Market and applicable rules and regulations of the SEC. The purposes of the Compensation Committee are:

  •
  to review, evaluate, and approve the agreements, plans, policies and programs of the Company to compensate the officers and directors of the Company;

  •
  to otherwise discharge the Board's responsibilities relating to compensation of the Company's officers and directors; and

  •
  to perform such other functions as the Board may assign to the Compensation Committee from time to time.

The Compensation Committee also administers the Haggar Corp. Supplemental Executive Retirement Plan (the "SERP") and the Company's now terminated 1992 Long-Term Incentive Plan (the "LTIP"). The Compensation Committee held two meetings during fiscal 2002.

        The Nominating & Governance Committee (formerly the Nominating Committee) is composed of Messrs. Tolleson and Heath. The Board has determined that Messrs. Tolleson and Heath meet the current and proposed independence requirements of the Nasdaq Stock Market and applicable rules and regulations of the SEC. As part of the Company's corporate governance initiative, Mr. Haggar, who did not satisfy the independence requirements, resigned from this committee in December 2002. The purposes of the Nominating & Governance Committee are:

  •
  to assist the Board by identifying individuals qualified to become Board members, and to select, or recommend that the Board select, the director nominees for election at the annual meetings of stockholders or for appointment to fill vacancies;

  •
  to recommend to the Board director nominees for each committee of the Board;

  •
  to advise the Board about the appropriate composition of the Board and its committees;

  •
  to advise the Board about and recommend to the Board appropriate corporate governance practices and to assist the Board in implementing those practices;

  •
  to lead the Board in its annual review of the performance of the Board and its committees;

  •
  to assist the Board by developing a CEO succession plan; and

  •
  to perform such other functions as the Board may assign to the Nominating & Governance Committee from time to time.

The Nominating & Governance Committee (then, the Nominating Committee) held four meetings during fiscal 2002.

        The Board held five meetings during fiscal 2002. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served, except that Mr. Godwin, who joined the Board in May 2002, attended two of the three meetings of the Board during fiscal 2002 after his appointment. Various matters were also approved during fiscal 2002 by unanimous written consent of the Board.

Director Compensation

        Non-employee directors receive $18,000 annually, plus $1,000 for each Board meeting or committee meeting attended. Prior to October 21, 2002, non-employee directors also received a grant of stock options exercisable for 9,000 shares of Common Stock on their initial election to the Board and an additional grant of stock options exercisable for 6,000 shares of Common Stock upon each re-election to the Board. On October 21, 2002, the Company's LTIP terminated, and no further options can be issued under the plan. The Board's nominees have deferred the stock option portion of their compensation until such time as a new equity-based compensation plan is adopted or other form of compensation is established in lieu thereof. Directors who are also employees of the Company receive no additional compensation for their service on the Board and its committees.

Term of Office

        The Company's articles of incorporation provide that the Board must be divided into three classes, designated Class I, Class II and Class III. Directors serve for staggered terms of three years each. Mr. Godwin and Ms. Evans currently serve as Class I directors, whose terms expire at the Annual Meeting. Messrs. Haggar and Heath currently serve as Class II directors, whose terms expire at the annual meeting of stockholders in 2004, and Messrs. Bracken and Tolleson currently serve as Class III directors, whose terms expire at the annual meeting of stockholders in 2005.

PARTICIPANTS IN THE SOLICITATION

        Under applicable regulations of the SEC, each director and nominee and certain executive officers, namely each of J.M. Haggar, III, Frank D. Bracken and David M. Tehle, may be deemed a "participant" in the Company's solicitation of proxies. In the event any of these persons is deemed to be a participant, and without acknowledging that any such person is a participant, the Company furnishes the following information. Except as set forth on Appendix B attached to this Proxy Statement, the principal business address of each of the directors and executive officers is 6113 Lemmon Avenue, Dallas, Texas 75209. The names and addresses of the associates (within the meaning of Rule 14a-1 of the Securities Exchange Act of 1934) of Mr. Haggar which beneficially own Common Stock of the Company, and the amount of shares of Common Stock held by each such associate, are also set forth on Appendix B to this Proxy Statement. Except as set forth in this Proxy Statement, to the knowledge of the Company, none of the directors or nominees of the Company or any other persons participating in this solicitation on behalf of the Company, or, with respect to items (ii), (viii) and (ix) of this paragraph, any associate of the foregoing persons, (i) has any substantial interest, direct or indirect, in any matter to be acted upon at the Annual Meeting, other than the interest of the director nominees in being elected and each director's interest in the operations of the Company, to the extent that each believes the proposals set forth herein may contribute favorably to the Company's operations, (ii) owns beneficially, directly or indirectly, any securities of the Company, except as set forth in "Security Ownership of Certain Beneficial Owners, Directors and Management," (iii) owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company, (iv) owns any securities of the Company of record but not beneficially, (v) has purchased or sold any securities of the Company within the past two years, (vi) has incurred indebtedness for the purpose of acquiring or holding securities of the Company within the past two years, (vii) is or has within the past year been a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, except for any employment agreement, stock option grant or similar agreement with respect to the information described in "Executive Compensation" and "Directors—Director Compensation," (viii) has since the beginning of the Company's last fiscal year, been indebted to the Company or any of its subsidiaries in excess of $60,000, (ix) has any arrangement or understanding with respect to future employment by the Company or any of its affiliates or with respect to any future transactions to which the Company or its affiliates will or may be a party or (x) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past ten years. In addition, except as set forth in this Proxy Statement, to the knowledge of the Company, none of the directors of the Company or any other person participating in this solicitation on behalf of the Company, nor any associates of any of the foregoing persons, has had or is to have a direct or indirect material interest in any transaction or proposed transaction with the Company in which the amount involved exceeds $60,000 since the beginning of the Company's last fiscal year. Each such person's principal occupation or employment, and the name and principal business of any corporation or organization in which such employment is carried on, are disclosed under "Directors" and "Executive Officers."

EXECUTIVE OFFICERS

        Set forth below is certain information concerning the executive officers of the Company:

Name	Age	Title
J. M. Haggar, III	51	Chairman of the Board, Chief Executive Officer and Class II Director
Frank D. Bracken	62	President, Chief Operating Officer and Class III Director
David M. Tehle	46	Executive Vice President and Chief Financial Officer
Alan C. Burks	48	Executive Vice President and Chief Marketing Officer
David G. Roy	48	Executive Vice President of Operations

        The executive officers named above were elected by the Board to serve in such capacities until their respective successors have been duly elected and qualified, or until their earlier death, resignation or removal from office. Biographical information on Messrs. Haggar and Bracken is set forth previously in this Proxy Statement. See "Directors."

        David M. Tehle has served the Company as Executive Vice President since 2000 and Chief Financial Officer since joining the Company in 1997. Prior to joining the Company, Mr. Tehle served as Vice President of Finance for a division of The Stanley Works, an international tool manufacturer, from 1996 to 1997, where he was responsible for worldwide finance, strategic planning, accounting, credit and tax functions. From 1993 to 1996, he served as Vice President of Finance and Chief Financial Officer of Hat Brands, Inc., the world's largest independent hat manufacturer. Before his tenure at Hat Brands, Mr. Tehle served as Vice President of Finance for Ryder Aviall, an aviation supply company, and previously held various financial positions with Texas Instruments.

        Alan C. Burks has served the Company as Executive Vice President and Chief Marketing Officer since 2000. He had previously served as Senior Vice President of Marketing since joining the Company in 1993. Prior to joining the Company, Mr. Burks had a distinguished career in the advertising industry where he worked for agencies such as Ogilvy and DDB Needham beginning in 1976. His account management experience included Frito-Lay, the Ben Hogan Company, Dial Corp. and the Company.

        David G. Roy has served the Company since 1996 in various positions, including Vice President of Technical Services and Senior Vice President of Operations. In 2000, Mr. Roy was promoted to Executive Vice President of Operations for the Company. Prior to joining the Company, Mr. Roy spent twenty years at VF Corporation, an international apparel manufacturer. He held leadership positions throughout VF's Manufacturing, Distribution and Engineering Departments for Wrangler, Jantzen and Red Kap, where he served as Vice President until 1996.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth certain information for the fiscal years ended September 30, 2002, 2001 and 2000 concerning compensation of the Company's chief executive officer and each of the other four most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 for services rendered to the Company during fiscal 2002.

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)	Securities Underlying Options (#)(3)	All Other Compensation ($)(4)
J.M. Haggar, III Chairman and Chief Executive Officer	2002 2001 2000	640,000 640,000 575,000	503,166 330,544 495,000	69,440 69,161 68,548	— — 35,000	5,773 5,519 5,340
Frank D. Bracken President and Chief Operating Officer	2002 2001 2000	540,000 540,000 500,000	439,272 288,570 427,000	63,681 59,501 58,888	— — 30,000	5,773 5,750 5,340
David M. Tehle Executive Vice President and Chief Financial Officer	2002 2001 2000	270,000 270,000 220,000	175,709 165,064 182,000	35,541 22,541 22,768	— — 15,000	5,773 5,750 5,340
Alan C. Burks Executive Vice President and Chief Marketing Officer	2002 2001 2000	330,000 330,000 280,000	175,709 175,713 182,000	— — 16,800	— — 12,000	5,773 5,750 5,340
David G. Roy Executive Vice President of Operations	2002 2001 2000	220,000 220,000 170,000	111,815 138,971 108,000	28,924 15,401 14,788	— — 15,000	4,119 4,546 4,968

(1)
Reflects the annual bonus earned during the fiscal year, as described in the Compensation Committee Report contained herein. In each case, the bonus was approved and paid during the following fiscal year.

(2)
Represents tax reimbursements for the fiscal year pursuant to the Haggar Clothing Co. Bonus Savings Plan (the "Deferred Annuity Plan").

(3)
Represents awards for options to purchase Common Stock pursuant to the Company's LTIP.

(4)
Consists of the following:

(a)
profit sharing contributions by the Company under the Haggar Clothing Co. Profit Sharing and Savings Plan (the "401(k) Plan") for each of Messrs. Haggar, Bracken, Tehle, Burks and Roy of $673, $650 and $540 for fiscal 2002, 2001 and 2000, respectively; and

(b)
matching contributions by the Company under its 401(k) Plan of (i) $5,100, $4,869 and $4,800 in fiscal 2002, 2001 and 2000, respectively, for Mr. Haggar, (ii) $5,100, $5,100 and $4,800 in fiscal 2002, 2001 and 2000, respectively, for each of Messrs. Bracken, Tehle and Burks, and (iii) $3,446, $3,896 and $4,428 in fiscal 2002, 2001 and 2000, respectively, for Mr. Roy.

Option Grants in Last Fiscal Year

        No stock option grants were made to the executive officers during fiscal 2002.

Aggregated Fiscal Year-End Option Values

        Shown below is certain information with respect to the number and value of unexercised options held as of September 30, 2002. No options were exercised by any of these executive officers during fiscal 2002.

	Number of Securities Underlying Unexercised Options at September 30, 2002 (#)		Value of Unexercised In-the-Money Options at September 30, 2002 ($)
	Exercisable	Unexercisable	Exercisable	Unexercisable
J. M. Haggar, III	278,791	11,667	—	—
Frank D. Bracken	267,277	10,000	—	—
David M. Tehle	35,000	5,000	—	—
Alan C. Burks	64,272	4,000	—	—
David G. Roy	32,000	5,000	—	—

Executive Employment Agreements

        During fiscal 2001, the Company entered into an Executive Employment Agreement with each of the executive officers. Each Executive Employment Agreement became effective as of August 30, 2001. The Executive Employment Agreements with Messrs. Haggar and Bracken provide for a three year term which is automatically extended for an additional year on each anniversary of the agreements such that the remaining term of each agreement as of August 30th of each year is three years, unless thirty days prior written notice is given by either party in advance of any one-year anniversary. The Executive Employment Agreements with Messrs. Burks, Roy, and Tehle provide for a two year term which is automatically extended for an additional year on each anniversary of the agreements such that the remaining term of each agreement as of August 30th of each year is two years, unless thirty days prior written notice is given by either party in advance of any one-year anniversary.

        Each Executive Employment Agreement provides that the initial base salary for the executive is subject to increase during the term of the employment agreement in the sole discretion of the Company in light of the executive's performance, inflation, cost of living and other factors deemed relevant by the Company. Each agreement also provides for bonus, car allowance and other benefits available generally to other executives, as well as for the reimbursement of certain expenses. Each agreement includes covenants of the executive to maintain the confidentiality of Company information at all times, not to solicit the employees or customers of the Company for two years following termination of employment and not to compete with the Company during the term of employment and for a specified period thereafter. In each case, the post-employment period during which the executive may not compete with the Company is either (a) the unexpired term of his employment contract, if the executive has been terminated by the Company other than for cause, or (b) one year, if a change of control termination has occurred or his employment has terminated for any other reason.

        Under each Executive Employment Agreement, if the executive is terminated by the Company other than for cause he will be entitled to continue to receive his base salary for the unexpired term of his employment contract, subject to reduction for any other severance payments received from the Company and any compensation received from a third party. However, the executive's right to receive such salary continuation ceases in the event that he violates any of his covenants of confidentiality, non-solicitation or non-competition. In the event the executive is terminated by the Company other than for cause or voluntarily resigns for good reason within 24 months following a change of control, then the executive will be entitled to receive, in lieu of the salary continuation otherwise provided, (i) a lump sum severance payment equal to 2.99 times the executive's "base amount" (as defined in Section 280G of the Internal Revenue Code), (ii) full vesting of all stock options, restricted stock grants, profit sharing awards and other benefits or incentive awards that are otherwise subject to vesting schedules, (iii) continued benefits for himself and his family for one year after such termination at least equal to those provided under the Company's health and welfare benefit plans prior to the change of control, plus (iv) an amount equal to the excise tax, interest or penalties imposed on such severance payments or benefits under Section 4999 of the Internal Revenue Code, if any.

Long-Term Incentive Plan

        In order to attract and retain key executive and managerial employees, as well as qualified individuals to serve as members of the Company's Board, and to encourage equity ownership by management and further align management's interest with that of the Company's other stockholders, in 1992 the Board adopted the LTIP. On October 21, 2002, the LTIP terminated according to its terms and no further options can be issued under such plan. The Compensation Committee continues to oversee, administer and interpret all outstanding options previously granted under the LTIP.

        Stock options granted by the Compensation Committee under the LTIP have option exercise prices not less than the fair market value of the Company's Common Stock on the date of the grant. Because the exercise price of these options is at least equal to the fair market value of the Company's Common Stock on the date of grant, the options have value only if the stock price appreciates from the value on the date the options were granted. This design is intended to focus executives on the enhancement of stockholder value over the long-term and to encourage equity ownership in the Company. In addition, the LTIP provided that while the Compensation Committee determined the vesting schedule of all options granted under the LTIP, no option was exercisable more than ten years from the date of grant. As of the Record Date, 1,253,445 shares of the Company's Common Stock were issuable pursuant to outstanding awards under the LTIP.

Employee Stock Purchase Plan

        The Company maintains an Employee Stock Purchase Plan through which eligible employees may make payroll deductions that are used to purchase Common Stock. The stock is purchased on the open market, and individual accounts are maintained for each participant. The Company pays the fees associated with stock purchases made through payroll deductions, but participants pay the fees for stock sales. Dividends paid on the stock are reinvested in Common Stock. Participants do not acquire Common Stock at a price that is less than its fair market value.

Supplemental Executive Retirement Plan

        The Company established the SERP in order to provide supplemental retirement benefits and pre-retirement death benefits to select executive officers. At normal retirement age, as defined under individual participation agreements between eligible executives and the Company, each participant is entitled to a life annuity benefit (if married, a joint and 50% survivor annuity) equal to 65% of the participant's average total compensation (base salary plus bonus) during the three fiscal years prior to termination, reduced by one-third of the annuitized value of the participant's accumulated account balance under the Deferred Annuity Plan. The benefits payable under the SERP are subject to a vesting schedule. A participant becomes 50% vested in his benefit five years prior to attaining normal retirement age, and continues to vest in annual increments of 10% to become 100% vested at normal retirement age. Upon a change of control, as defined in the SERP, a participant becomes 100% vested in his SERP benefit. If a participant dies before retirement, his surviving spouse or other beneficiary is entitled to receive a death benefit equal to $400,000 per year payable annually for 10 years. A participant whose employment was terminated, or his beneficiary, may elect, subject to approval by the Compensation Committee or as a matter of right at any time following one year after a change of control, to receive the actuarial present value of the benefit under the SERP in a single lump-sum payment, reduced by 10%.

        The SERP is an unfunded compensation arrangement that is not subject to the annual reporting and disclosure requirements of the Employee Retirement Income Security Act of 1974. The Company has established a trust to pay benefits under the SERP to which the Company is contributing cash to purchase variable life insurance policies insuring each participant. The Company contributed $261,000 and $617,000, respectively, to the trust for the payment of 2002 premiums on variable life policies insuring Messrs. Haggar and Bracken, respectively. There are presently no other participants in the SERP.

        The normal retirement age for Mr. Haggar under his participation agreement is 60, and the normal retirement age for Mr. Bracken under his participation agreement is 65. The Company estimates that Mr. Haggar will be entitled to an annual SERP benefit equal to approximately $730,000 at age 60, and Mr. Bracken will be entitled to an annual SERP benefit equal to approximately $600,000 at age 65. These estimates assume that 65% of the amount of the average base salary plus bonus for each of Messrs. Haggar and Bracken during the three years prior to his retirement is approximately $830,000 and $650,000, respectively, and that 1/3 of the annuitized value of the participant's accumulated account balance under the Deferred Annuity Plan for each of Messrs. Haggar and Bracken at that time is approximately $100,000 and $50,000, respectively.

Split-Dollar Insurance Plan

        The Company established the Haggar Corp. Split-Dollar Insurance Plan (the "Split-Dollar Plan") to recognize the valued service of certain highly compensated employees and officers of the Company. Under the Split-Dollar Plan, the Company pays the premiums due on employee life insurance policies as an additional employment benefit for such employees. However, such employees reimburse the Company for the cost of the term portion of the premiums for this insurance. Eligible employees who wish to participate in the Split-Dollar Plan must enter into a split-dollar insurance agreement with the Company. Pursuant to the split-dollar insurance agreements, the Company will be repaid for the premiums it has paid, either out of the death benefit or the cash surrender value of the policy. In order to secure the repayment to the Company of the premiums paid, the owner of the insurance policy must assign the insurance policy to the Company as collateral. In addition, the owner of the insurance policy is prohibited from taking any actions which may jeopardize the Company's right to be repaid the amounts it has paid toward premiums on the policy. Except following a change of control, the Company has the sole right to surrender the insurance policy and enforce its right to be repaid the amount of the premiums paid on the policy from the cash surrender value of the policy under the collateral assignment of the policy.

        In fiscal 1999 and fiscal 2000, the Company entered into split-dollar life insurance agreements with separate trusts established by each of Messrs. Bracken and Haggar. Pursuant to these agreements, the Company is entitled to the cumulative premiums it has paid on the policies less the Company's interest in policy loans and related accrued interest on any policy loans. No policy loans have been made to the Company under these policies. The beneficiaries of the trusts established by Messrs. Haggar and Bracken are entitled to $5,620,500 and $1,075,500, respectively, reduced by the amount of the premiums paid by the Company. The policies provide for annual premiums for Mr. Bracken and Mr. Haggar of $75,500 (payable for five years) and $62,500 (payable for 17 years), respectively. However, in light of changes in applicable law, the Company is no longer paying the premiums related to these policies and is currently evaluating options with respect to the Split-Dollar Plan. As of the end of fiscal 2002, the cumulative premiums paid by the Company on each policy exceeded the total cash surrender value of each policy.

Deferred Annuity Plan

        The Deferred Annuity Plan permits all full-time employees, including officers, who are "highly compensated employees" under Internal Revenue Code section 414(q) ($90,000 for 2002), to make voluntary contributions of current compensation which cannot be contributed to the Company's 401(k) plan to an individually owned annuity. The maximum amount that any participant in the Deferred Annuity Plan may contribute is established annually by the Board. The Board may elect to pay an additional cash bonus to participants in the Deferred Annuity Plan for the purpose of compensating such participants for federal income taxes owed on the amounts contributed under the plan as well as on any bonus. The Board awarded such bonuses to the executive officers in fiscal 2002 as set forth in the Summary Compensation Table above.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information about Common Stock that may be issued upon the exercise of options under the LTIP, which was the only existing equity compensation plan of the Company as of September 30, 2002.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))	(d) Total of Securities Reflected in Columns (a) and (c)
Equity Compensation Plans Approved by Stockholders	1,176,141	(2)	$12.61	0	1,176,141
Equity Compensation Plans Not Approved by Stockholders(3)	244,634	(4)	$12.61	205,366	450,000

Total	1,420,775		$12.61	205,366	1,626,141

(1)
These amounts represent the weighted average exercise price for the total number of outstanding options.

(2)
Issued under the LTIP.

(3)
Securities included in this category are attributable solely to certain increases in the number of shares of Common Stock authorized and reserved for issuance under the LTIP that were not approved by the Company's stockholders.

(4)
167,330 of these shares are subject to options that expired on or before January 8, 2003.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors (the "Board") is currently composed of Rae F. Evans, Richard W. Heath and John C. Tolleson. The Board, in its business judgment, has determined that all members of the Audit Committee meet the current and proposed independence and experience requirements of the Nasdaq Stock Market, Inc. and applicable rules and regulations of the Securities and Exchange Commission. The Audit Committee operates pursuant to an Audit Committee Charter that was initially adopted by the Board on July 23, 2000, and amended and restated in January 2003. A copy of the Amended and Restated Audit Committee Charter is attached to this Proxy Statement as Appendix A.

        As set forth in the Amended and Restated Audit Committee Charter, management of the Company is responsible for the planning and conduct of audits and the determination that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The independent accountants are responsible for auditing the Company's financial statements in accordance with generally accepted auditing standards and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee assists the Board in its oversight function as set forth in the Amended and Restated Audit Committee Charter.

        On April 1, 2002, the Audit Committee appointed PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending September 30, 2002, dismissing Arthur Andersen LLP, the independent accountants previously engaged to audit the Company's financial statements. The decision to change independent accountants was made by the Audit Committee.

        The reports of Arthur Andersen on the Company's financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In addition, in connection with the Company's audits for the fiscal years ended September 30, 2000, and September 30, 2001, and through April 1, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Arthur Andersen would have caused them to make reference thereto in connection with their report on the financial statements for such years. Furthermore, during fiscal 2000 and fiscal 2001 and through April 1, 2002, there were no reportable events, as defined in Regulation S-K Item 304(a)(1)(v).

        During fiscal 2000 and fiscal 2001 and through April 1, 2002, the Company did not consult with PricewaterhouseCoopers regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that PricewaterhouseCoopers concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement with Arthur Andersen, as that term is defined in Regulation S-K Item 304(a)(1)(iv) and the related instructions thereto, or a reportable event, as defined in Regulation S-K Item 304(a)(1)(v).

        In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent accountants the Company's audited financial statements for the fiscal year ended September 30, 2002. The Audit Committee has also discussed with the Company's independent accountants matters required to be discussed by Statement on Auditing Standards Nos. 61, 89 and 90. In addition, the Audit Committee has received the written disclosures and the letter from the Company's independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. The Audit Committee has also considered whether the independent accountants' provision of non-audit services to the Company is compatible with maintaining the accountants' independence and discussed with them their independence from the Company and its management.

        Based upon the reviews, reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002, for filing with the Securities and Exchange Commission.

        This report has been submitted by the Audit Committee, which consists of the following members:

    John C. Tolleson, Chairman
    Rae F. Evans
    Richard W. Heath

                , 2003

FEES PAID TO INDEPENDENT ACCOUNTANTS

        Audit Fees.    The aggregate fees billed to the Company for professional services rendered by PricewaterhouseCoopers for the audit of the Company's annual financial statements for the fiscal year ended September 30, 2002, and for the reviews of the financial statements included in the Company's Forms 10-Q for the quarters ended March 31, 2002, and June 30, 2002, were $219,000, $124,000 of which was billed through September 30, 2002.

        The aggregate fees billed to the Company for professional services rendered by Arthur Anderson for the review of the financial statements included in the Company's Form 10-Q for the quarter ended December 31, 2001, were $19,500.

        Financial Information Systems Design and Implementation.    There were no fees billed to the Company by PricewaterhouseCoopers for financial information systems design or implementation during the fiscal year ended September 30, 2002.

        All Other Fees.    The aggregate fees billed to the Company for services rendered by PricewaterhouseCoopers, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation," for the fiscal year ended September 30, 2002, were $24,000.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Role of the Compensation Committee

        The members of the Compensation Committee of the Board of Directors (the "Board") are Rae F. Evans and Richard W. Heath, each of whom meet the current and proposed independence requirements of the Nasdaq Stock Market, Inc. and applicable rules and regulations of the Securities and Exchange Commission. The Compensation Committee reviews, evaluates and recommends to the Board the executive compensation policies of the Company and the compensation of the Company's Chief Executive Officer and other executive officers. In connection with these responsibilities, the Compensation Committee has exclusive authority to administer the Company's 1992 Long Term Incentive Plan (the "LTIP"), which terminated on October 21, 2002. Prior to the adoption of the Compensation Committee Charter, all other actions of the Compensation Committee during fiscal 2002 were subject to the approval of the Board. The Compensation Committee held two meetings during the Company's fiscal year ended September 30, 2002. At those meetings the Compensation Committee reviewed the Company's compensation practices.

Executive Compensation Objectives

        The primary objectives of the Compensation Committee are to ensure that the compensation provided to the Company's executive officers reinforces the Company's annual and long-term performance objectives, to reward and encourage quality performance, and to assist the Company in attracting, retaining and motivating executives with exceptional leadership abilities.

        Consistent with this philosophy, the Compensation Committee believes that it has established a competitive and appropriate total compensation package for the executive officers and other senior management of the Company consisting primarily of base salary, annual bonus and discretionary payments under the Haggar Clothing Co. Bonus Savings Plan (the "Deferred Annuity Plan") and, prior to the termination of the LTIP, stock options. In addition, selected executive officers may also participate in the Company's Supplemental Executive Retirement Plan (the "SERP") and the Company's Split-Dollar Insurance Plan (the "Split-Dollar Plan"). Currently only J. M. Haggar, III, the Company's Chief Executive Officer, and Frank Bracken, the Company's President, participate in the SERP and the Split-Dollar Plan. The Chief Executive Officer and the President were selected to participate in the SERP and the Split-Dollar Plan based on their historical contributions and continued leadership of the Company. In addition, the Company makes certain matching contributions and profit sharing contributions to its 401(k) Plan on behalf of participants, which include the executive officers.

Description of the Elements of Executive Compensation

        The Compensation Committee does not exclusively use quantitative methods or mathematical formulas in setting any element of compensation. In determining each component of compensation, the Compensation Committee considers all elements of an executive officer's total compensation package as well as other objective and subjective criteria the Compensation Committee deems appropriate with respect to each executive officer, including the recommendations of the Company's Chief Executive Officer.

        Base Salary.    The Compensation Committee recommends to the Board base salaries each year at a level intended to be within the competitive market range of comparable companies. The Compensation Committee takes into consideration the salary recommendations of the Chief Executive Officer and conducts its own review of various factors, including those considered by the Chief Executive Officer in his recommendations, before determining the recommended base salaries for the Company's executive officers and Chief Executive Officer. These factors include a comparison of the salaries earned by the executive officers and the Chief Executive Officer to the salaries of comparable individuals at several companies that the Company considers to be its primary competitors in the apparel industry. In addition to the competitive market range, several other factors are considered in determining the recommended base salary amounts, including the responsibilities assumed by the executive, length of service, individual performance and internal equity considerations. After careful evaluation, the Compensation Committee decided not to raise executive salaries during fiscal 2002 due to the uncertain economic climate in the aftermath of the terrorist attacks on September 11, 2001, and a desire to limit administrative expenses.

        Annual Cash Bonus.    Executive officers and certain other employees of the Company are eligible to receive discretionary annual cash bonuses following each fiscal year in which the Company meets or exceeds annual goals recommended by the Compensation Committee and approved by the Board or in which the Company's performance and other subjective factors relating to individual performance otherwise merit bonus awards. The Compensation Committee recommends performance goals by examining the past performance of the Company and identifying the Company's future objectives. The Chief Executive Officer makes recommendations to the Compensation Committee regarding employee bonus amounts based upon the Company's performance and his perception of the individual's performance, level of responsibility and contribution to the Company. The amount of each individual bonus awarded under the bonus plan is further based on the total amount of funds available for distribution and each participant's incentive base amount (provided that no participant's bonus may exceed twice his incentive base amount). Eligibility to receive a bonus, an employee's incentive base amount, and the amount of the bonus pool are recommended by the Compensation Committee and approved by the Board.

        The bonus performance goals set by the Board for fiscal 2002 related to the operational and financial performance of the Company. The Compensation Committee recommended that the Company's executive officers receive a portion of their respective potential bonuses for fiscal 2002 after evaluating the performance of the Company in light of these performance goals, including the 8.4% increase in the Company's net sales in fiscal 2002 as compared to fiscal 2001, as well as the recommendations of the Chief Executive Officer and the individual performance of each executive officer. The amounts of these bonuses are set forth under "Executive Compensation—Summary Compensation Table."

        Discretionary Payments.    The Company has established the Deferred Annuity Plan pursuant to which each of the executive officers has elected to make contributions to deferred annuity investment products on an after-tax basis through payroll deductions or direct payment. Each year, the Board determines, based on the Company's performance during the year, whether to pay an additional cash bonus to any of the participants in the Deferred Annuity Plan for the purpose of compensating for federal income taxes owed on the annuity plan investment contribution and the bonus. Bonuses paid to executive officers under the Deferred Annuity Plan are considered by the Compensation Committee in connection with its evaluation of the total compensation of the Company's executive officers.

        Stock Option Grants.    The Compensation Committee endorses the view that equity ownership by management is beneficial in aligning managements' and stockholders' interests in the enhancement of stockholder value. The Compensation Committee believes that this strategy motivates executives to remain focused on the overall long-term performance of the Company. On October 21, 2002, however, the LTIP terminated according to its terms, and no further options can be issued under this plan. The Company formerly granted stock options pursuant to the LTIP. However, no equity-based compensation was awarded to management during the fiscal year ended September 30, 2002, as insufficient shares were available under the LTIP.

        Supplemental Executive Retirement Plan and Split-Dollar Insurance Plan.    The SERP and Split-Dollar Plan established by the Company are intended to reward executive officers who have exhibited outstanding performance over an extended tenure with the Company. As such, the SERP and the Split-Dollar Plan provide an incentive for both consistently high performance and longevity with the Company. The benefits of the SERP and the Split-Dollar Plan are taken into consideration in connection with the Compensation Committee's evaluation of the overall package of compensation and benefits provided to executive officers. Presently, the Chief Executive Officer and the President are the only participants in the SERP and the Split-Dollar Plan.

Chief Executive Officer Compensation

        Mr. Haggar, the Chief Executive Officer, participates in the same executive compensation program provided to the other executive officers and senior management of the Company in addition to the SERP and the Split-Dollar Plan. The Compensation Committee's approach to setting compensation for the Chief Executive Officer is to be competitive with comparable apparel companies and to have a major portion of the Chief Executive Officer's compensation dependent upon the Company's operational and financial performance and Mr. Haggar's individual performance, which are evaluated in connection with the award of annual cash bonuses discussed above.

        Mr. Haggar's employment agreement provides that his initial base salary is subject to increase during the term of his employment agreement in the sole discretion of the Company in light of his performance, inflation, cost of living and other factors deemed relevant by the Company. As previously stated, the Compensation Committee did not raise executive salaries during fiscal 2002 due to the uncertain economic climate and a desire to limit administrative expenses. Mr. Haggar is eligible to receive an annual performance bonus and may participate in all other perquisites and benefit plans available to other executive officers of the Company.

        For the fiscal year ended September 30, 2002, Mr. Haggar earned $1,212,606 in salary and bonuses as shown in "Executive Compensation—Summary Compensation Table." Approximately 47% of this amount was earned in the form of an annual bonus and a bonus under the Deferred Annuity Plan. In determining the amount of the Chief Executive Officer's bonuses, the Compensation Committee considered the same factors as were considered in awarding bonuses to other Company employees. As a result of the leadership demonstrated by the Chief Executive Officer in fiscal 2002 through the Company's continued successful promotion of new products, the implementation of the Company's strategic objectives, and the increase in the Company's net sales during an uncertain economic climate, the Compensation Committee believes that the Chief Executive Officer's total compensation for fiscal 2002 was reasonable and appropriate.

$1 Million Pay Deductibility Cap

        Section 162(m) of the Internal Revenue Code generally imposes a $1 million per person annual limit on the amount the Company may deduct as compensation expense for its Chief Executive Officer and its four other highest paid officers. To the extent readily determinable, and as one of the factors in considering compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to its executives of various payments and benefits. Some types of compensation payments and their deductibility depends upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in tax laws and other factors beyond the Company's control also affect the deductibility of compensation. For these and other reasons, the Compensation Committee will not necessarily limit executive compensation to that amount deductible under Section 162(m) of the Internal Revenue Code. Therefore, the Compensation Committee, subject to the factors provided above, has the discretion to grant awards which result in non-deductible compensation.

Conclusion

        The Compensation Committee believes that the Company's executive compensation program provides a competitive and motivational compensation package to the Company's executive officers necessary to achieve the Company's financial objectives and enhance stockholder value.

        This report has been submitted by the Compensation Committee, which consists of the following members:

    Richard W. Heath, Chairman
    Rae F. Evans

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Mr. Heath and Ms. Evans comprised the Compensation Committee during fiscal 2002. Neither Mr. Heath nor Ms. Evans has ever been an officer or employee of the Company. None of the executive officers of the Company served as a member of the compensation committee or board of directors of any other company during fiscal 2002.

PERFORMANCE GRAPH

        The line graph below compares the cumulative total stockholder return on the Common Stock from September 30, 1997, through September 30, 2002, with the return on the Standard & Poor's 500 Stock Index ("S & P 500") and the Standard & Poor's Apparel and Accessories Index ("S & P Apparel & Accessories") for the same period. In accordance with the disclosure rules of the SEC, the measurement assumes a $100 initial investment in the Common Stock with all dividends reinvested, and a $100 initial investment in the indexes.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
AMONG HAGGAR CORP., THE S & P 500 STOCK INDEX
AND THE S & P APPAREL & ACCESSORIES INDEX

Copyright© 2002, Standard & Poor's, a division of the McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

Graph produced by Research Data Group, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Mr. Godwin, a director of the Company, is a partner of Godwin Gruber, L.L.P., a law firm that has rendered various legal services to the Company and certain of its subsidiaries during fiscal 2002. The Company paid to this law firm approximately $606,000 during fiscal 2002. There were no amounts due to such firm from the Company as of September 30, 2002. The Company has retained this law firm during the current fiscal year to provide various legal services. Godwin Gruber, L.L.P. does not represent the Company in connection with the solicitation of proxies for the election of the Board's nominees as directors at the Annual Meeting.

CERTAIN LEGAL PROCEEDINGS

        On November 22, 2002, the Company filed a declaratory judgment action in Nevada state court in response to a demand received from Thomas G. Kahn, purportedly acting individually or as trustee or co-trustee for the Kahn Brothers & Co. Profit Sharing Plan & Trust, requesting that the Company provide him with access to the Company's stock ledger. Mr. Kahn and the Kahn Brothers & Co. Profit Sharing Plan & Trust (the "Trust") are two of the Opposing Stockholders. The Company initiated the litigation because it believes the demand made by Mr. Kahn was deficient in several respects and that it is in the best interest of the Company's stockholders to provide access to the Company's stock ledger only to persons legally entitled to that access.

        On December 16, 2002, the Company amended its complaint for declaratory relief in response to its receipt from Mr. Kahn, Irving Kahn and Donald W. Kahn, as co-trustees of the Trust, of an amended demand for access to various records and information of the Company. The Company provided the co-trustees with all information that they were authorized to receive under Nevada law. However, as the revised demand sought access to several new categories of information, the Company amended its complaint to ask the court to address whether the Company is required to provide access to certain of the new items requested by the co-trustees.

        On December 19, 2002, the co-trustees of the Trust filed a Notice of Removal, removing the action to the United States District Court for the District of Nevada. On December 31, 2002, the Company filed a motion to remand the action back to state court due to a lack of federal jurisdiction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

        The following table and the notes thereto set forth certain information regarding the beneficial ownership of the Common Stock as of the Record Date by:

  •
  each current director and nominee for director of the Company;

  •
  the Named Executive Officers;

  •
  all executive officers and current directors of the Company as a group; and

  •
  each other person known to the Company to own beneficially more than five percent of the Common Stock outstanding on the Record Date.

        Unless otherwise indicated, all stockholders set forth below have the same principal business address as the Company.

        The Company has determined beneficial ownership in accordance with the rules of the SEC. The number of shares beneficially owned by a person includes shares of Common Stock that are subject to stock options that are either currently exercisable or exercisable within 60 days after the Record Date. These shares are also deemed outstanding for the purpose of computing the percentage of outstanding shares owned by the person. These shares are not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, to the Company's knowledge, each stockholder has sole voting and dispositive power with respect to the securities beneficially owned by that stockholder.

	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
J. M. Haggar, III(1)	770,025
Frank D. Bracken(2)	297,071
David M. Tehle(3)	40,700
Alan C. Burks(4)	68,368
David G. Roy(5)	37,100
Richard W. Heath(6)	24,400
Rae F. Evans(7)	15,873
John C. Tolleson(8)	78,200
Donald E. Godwin	—
All executive officers and directors as a group (9 persons)(9)	1,331,737
Barrow Hanley Mewhinney & Strauss, Inc.(10)	605,700
Dimensional Fund Advisors, Inc.(11)	452,325
Franklin Resources, Inc.(12)	572,900
Thomas G. Kahn(13)	837,269
Kahn Brothers & Co., Inc.(14)	784,669
Gerald Van Tsai(15)	472,349

*
Represents beneficial ownership of less than 1%.

(1)
Includes 2,299 shares over which Mr. Haggar shares voting and dispositive power with his wife, 39,213 shares over which he otherwise shares voting and dispositive power as a trustee of various trusts, 16,743 shares over which he shares voting and dispositive power as a director of a private charitable foundation and 290,458 shares which may be acquired upon exercise of stock options that are currently exercisable.

(2)
Includes 10,000 shares over which Mr. Bracken shares voting and dispositive power with his wife and 277,277 shares which may be acquired upon exercise of stock options that are currently exercisable.

(3)
Includes 40,000 shares which may be acquired upon exercise of stock options that are currently exercisable.

(4)
Includes 68,272 shares which may be acquired upon exercise of stock options that are currently exercisable.

(5)
Includes 37,000 shares which may be acquired upon exercise of stock options that are currently exercisable.

(6)
Includes 5,000 shares over which Mr. Heath shares voting and dispositive power with his wife and 19,400 shares which may be acquired upon exercise of stock options that are exercisable currently or within 60 days following the Record Date.

(7)
Consists solely of shares that may be acquired upon exercise of stock options exercisable currently or within 60 days following the Record Date.

(8)
Includes 13,200 shares that may be acquired upon exercise of stock options exercisable currently or within 60 days following the Record Date.

(9)
Includes 73,255 shares over which voting and dispositive power is shared and 761,480 shares which may be acquired upon exercise of stock options exercisable currently or within 60 days following the Record Date.

(10)
Based on information contained in a Form 13F filed with the SEC on November 8, 2002, by Barrow Hanley Mewhinney & Strauss, Inc., whose address is 3232 McKinney Ave., 15th Floor, Dallas, Texas 75204.

(11)
Based on information contained in a Form 13F filed with the SEC on October 28, 2002, by Dimensional Fund Advisors, Inc., whose address is 1299 Ocean Avenue, 11th floor, Santa Monica, California 90401.

(12)
Based on information contained in a Form 13F filed with the SEC on November 13, 2002, by Franklin Resources, Inc., whose address is One Franklin Parkway, San Mateo, California 94403.

(13)
Based on information contained in Amendment No. 3 to Schedule 13D filed with the SEC on December 4, 2002, by Thomas G. Kahn, whose address is 555 Madison Avenue, New York, New York 10022. Includes 784,669 shares beneficially owned by Kahn Brothers & Co., Inc. as set forth in footnote (14) below.

(14)
Based on information contained in Amendment No. 3 to Schedule 13D filed with the SEC on December 4, 2002, by Kahn Brothers & Co., Inc., whose address is 555 Madison Avenue, New York, New York 10022.

(15)
Based on information contained in a Form 4 filed with the SEC with respect to a transaction occurring on December 31, 2002, by Gerald Van Tsai, whose address is P.O. Box 900, Hanover, New Hampshire 03755.

OTHER BUSINESS

        The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying BLUE proxy will vote the BLUE proxy as in their discretion they may deem appropriate.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The Company's executive officers and directors, and beneficial owners of more than 10% of the Common Stock, are required to file initial reports of ownership and reports of changes of ownership of the Common Stock with the SEC. The SEC's rules require such person to furnish the Company with copies of all Section 16(a) reports they file. Based on a review of these reports and on written representations from the reporting persons that no other reports were required, the Company believes that the applicable Section 16(a) reporting requirements were complied with for all transactions which occurred during the fiscal year ended September 30, 2002, except that Mr. Godwin filed a late Form 3 in July 2002 in respect of his appointment to the Board, and Mr. Tolleson filed a late Form 5 in January 2003 in respect of one automatic grant of options as compensation for his services as a director of the Company.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

        Pursuant to Rule 14a-4(c)(1) promulgated under the Securities Exchange Act of 1934, the Company's management will have discretionary authority to vote on any matter of which the Company does not receive notice by                        , 200    [45 days prior to the mailing date], with respect to proxies submitted for the 2004 annual meeting of the Company's stockholders. Pursuant to Rule 14a-8 of the Securities Exchange Act, to be included in the Board's solicitation of proxies relating to the 2004 annual meeting of the Company's stockholders, a stockholder proposal must be received by the Secretary of the Company at the Company's principal executive offices no later than                        , 200    [120 days prior to the date of this Proxy Statement].

        Pursuant to the Company's bylaws, in order to nominate persons for election to the Board at the 2004 annual meeting of the Company's stockholders, or to bring other business constituting a proper matter for stockholder action under applicable law before the 2004 annual meeting, a stockholder must deliver written notice to the Secretary of the Company at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the Annual Meeting; provided, however, that in the event that the date of the 2004 annual meeting is more than 30 days before or more than 70 days after such anniversary date, the notice must be delivered not earlier than 120 days prior to the 2004 annual meeting and not later than the later of (a) 90 days prior to such meeting or (b) the tenth day following the day on which public announcement of the date of such meeting is first made by the Company. If the Board, however, proposes to increase the number of directors at the 2004 annual meeting and there is no public announcement by the Company naming the nominees for the additional directorships at least 10 days prior to the last date that a stockholder notice may be timely delivered pursuant to the immediately preceding sentence, then a stockholder's notice must be delivered to the Secretary of the Company at the principal executive offices of the Company not later than 10 days following the date of such public announcement. A stockholder's notice described in this paragraph must set forth the information required by the Company's bylaws.

ANNUAL MEETING

        A copy of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002 accompanied this Proxy Statement. This Annual Report on Form 10-K does not form any part of the materials for the solicitation of BLUE proxies. Additional copies of the Annual Report on Form 10-K will be sent to any stockholder without charge upon written request addressed to Haggar Corp., 6113 Lemmon Avenue, Dallas, Texas 75209, Attention: Corporate Secretary.

By Order of the Board of Directors,

J. M. Haggar, III Chairman and Chief Executive Officer

                        , 2003
Dallas, Texas

        It is important that BLUE proxies be returned promptly. Whether or not you expect to attend the meeting, please mark, sign, date and return the enclosed BLUE proxy promptly in the enclosed postage paid envelope. If you attend the meeting, you may revoke your proxy and vote in person.

Appendix A

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

[to be included by amendment]

A-1

Appendix B

NAMES AND ADDRESSES OF CERTAIN PARTICIPANTS AND ASSOCIATES

Certain Participants:

Donald E. Godwin 1200 Elm Street Suite 1700 Dallas, Texas 75270	Rae F. Evans 888 17th Street, NW Suite 1050 Washington, D.C. 20006
Richard W. Heath 2121 Midway Road Carrollton, Texas 75006	John C. Tolleson 5500 Preston Road, Suite 250 Dallas, Texas 75205

Associates of J.M. Haggar, III:

Name of Associate	Number of Shares of Common Stock Beneficially Owned
J.M. Haggar, Jr. Grandchildren's Trust	17,361
J.M. Haggar, III Stock Trust	24,151
Assets include shares owned by:
Jayne Haggar (2,299 shares)
Jennifer Haggar Trust A (2,298 shares)
Jennifer Haggar Trust C (12,021 shares)
Joanne Haggar Trust C (5,433 shares)
Jessica Haggar Trust C (2,100 shares)
J.M. Haggar, Jr. Family Foundation	16,743
The address for the above associates is c/o J.M. Haggar, III 6113 Lemmon Avenue Dallas, Texas 75209

B-1

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.				Please mark your votes as indicated in this example		☒
The two proposals on the ballot are:
1. Election of Directors.				FOR	AGAINST	ABSTAIN
		2.	Ratification of PricewaterhouseCoopers LLP as the Company's independent accountants.	☐	☐	☐
FOR all nominees (Except as marked to the contrary) ☐	TO WITHHOLD AUTHORITY (for all nominees listed) ☐
Nominees: 01 and 02
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

I plan to attend the meeting	☐
Change of Address	☐
Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

Haggar Corp.
Proxy for Annual Meeting of Stockholders
                        , 2003
This Proxy is Solicited on Behalf of Haggar Corp.'s Board of Directors

        The undersigned hereby appoints J.M. Haggar, III, Frank D. Bracken and David M. Tehle and each of them, Proxies for the undersigned, with full power of substitution, to vote all shares of Haggar Corp. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Haggar Corp. to be held on                         ,                         , 2003, or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

        You are encouraged to specify your vote by marking the appropriate box ON THE REVERSE SIDE but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations, which are FOR the election of the named nominees as directors and FOR Proposal 2. The Proxies cannot vote your shares unless you sign and return this card. Any proxy may be revoked in writing at any time prior to the voting thereof.

        Any proxy, when properly granted, will be voted in the manner directed and will authorize the Proxies to take action in their discretion upon other matters that may properly come before the meeting. If no direction is made, your proxy will be voted in accordance with the recommendations of the Board of Directors.

FOLD AND DETACH HERE

QuickLinks

YOUR VOTE IS IMPORTANT
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD , 2003
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD , 2003
REVOCABILITY OF PROXIES
METHOD AND COSTS OF SOLICITATION
QUORUM AND VOTING
PROPOSAL ONE—ELECTION OF CLASS I DIRECTORS
PROPOSAL TWO—RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
DIRECTORS
PARTICIPANTS IN THE SOLICITATION
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
AUDIT COMMITTEE REPORT
FEES PAID TO INDEPENDENT ACCOUNTANTS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
CERTAIN LEGAL PROCEEDINGS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT
OTHER BUSINESS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
ANNUAL MEETING
AMENDED AND RESTATED AUDIT COMMITTEE CHARTER
NAMES AND ADDRESSES OF CERTAIN PARTICIPANTS AND ASSOCIATES
PROXY CARD